                                                                 EXHIBIT 10.32

                                 PROMISSORY NOTE

$1,300,000.00
                                                              September 11, 1998

                                                                  Loan No.: 9807

                  FOR VALUE RECEIVED, HALLWOOD HOTELS-OKC MEZZ, INC., as maker, having its principal place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 ("Borrower"), hereby unconditionally promises to pay to the order of COMMERCIAL MORTGAGE INVESTMENT TRUST, INC., a Virginia corporation, as payee, having an address at 11601 Wilshire Boulevard, Suite 2440, Los Angeles, California 90025 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), adjusted with respect to each Interest Period (defined below), and to be paid as follows:

                            ARTICLE 1. PAYMENT TERMS

                  (a) On the date hereof, a payment of interest only in the amount of $9,497.22 with respect to the period commencing on the date of this Note and ending on and including the last day of the calendar month in which this Note is executed;

                  (b) On the first day of November, 1998 and on the first day of each calendar month thereafter up to and including the first day of September, 2005, a payment of interest in arrears accruing on the then unpaid principal balance of this Note at the Applicable Interest Rate plus a principal payment in accordance with Schedule A attached hereto; each of the payments to be applied as follows:

                      (i) first, to the payment of interest computed at the
                          Applicable Interest Rate; and

                     (ii) the balance toward the reduction of the principal
                          sum;

and the balance of the principal sum and all interest thereon shall be due and payable on the first day of October, 2005 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed for any period for which interest is being calculated. Interest shall commence to accrue under this Note upon the disbursement by Lender of proceeds of this Note into the escrow for the closing of the loan evidenced by this Note (the "Loan"). Interest for any partial calendar month in which the Closing Date occurs shall be deducted from the funds disbursed by Lender on the Closing Date.

                               ARTICLE 2. INTEREST

                  (a) The term "Applicable Interest Rate" as used in this Note shall mean from the date hereof through and including the Maturity Date, an interest rate (the "Rate") equal to LIBOR (defined below) plus seven and fifty percent (7.50%) per annum.

The term "LIBOR" means the rate per annum which is equal to the London Interbank Offered Rate reported from time to time by Telerate News Service which is reported as of such date on page 3750, at which foreign branches of major United States banks offer United States dollar deposits to other banks for a one-month period in the London interbank market at approximately 11:00 a.m., London time, on the second (2nd) full Eurodollar Business Day (defined below) next preceding the first Business Day (defined below) of each Interest Period (defined below). If such interest rate shall cease to be available from Telerate News Services, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined on LIBOR. If two or more such rates appear on Telerate page 3750 or other applicable pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error. The term "Eurodollar Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close but excluding therefrom any day on which commercial banks are not open for dealings in U.S. dollar deposits in the London interbank market. The term "Interest Period" means the period from and including the first day of a calendar month during the term of this Note through and including the last day of such calendar month; provided, however, the first Interest Period shall commence on the date hereof and end on the last day of the current month, and the last Interest Period shall end on the Maturity Date.

                  (b) For each Interest Period, Lender shall calculate the interest payable for such Interest Period at the applicable Interest Rate on the unpaid principal balance as of the first Business Day of the Interest Period, and no adjustments to such payment amount shall be made on account of principal payments made during the Interest Period after the first Business Day thereof. Lender's determination of LIBOR as in effect from time to time, and Lender's calculations of interest payable for an Interest Period, shall be conclusive and binding absent manifest error.

                  (c) Borrower agrees to reimburse Lender on the date hereof for the cost of an eighty-four (84) month interest rate cap for the LIBOR benchmark of 7.50%.

                             ARTICLE 3. EXCULPATION

Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:

Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all the Property (as defined below) securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents.

Judicial or other proceedings brought by Lender against Borrower upon an Event of Default shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and, except with respect to the liability described below in this Article; no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Property.

In the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower



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under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this Article; PROVIDED, HOWEVER, THAT, NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION, MAKER SHALL BE FULLY AND PERSONALLY LIABLE AND SUBJECT TO LEGAL ACTION:


                  (a) any fraud or any material misrepresentation by Borrower in connection with the Loan or the Property, or any misappropriation by Borrower of any funds deriving from the Property;

                  (b) the filing by Borrower or the Company, or the filing against Borrower or the Company by Guarantor, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower or the Company;

                  (c) any breach by the Company of the bankruptcy-remote covenants set forth in Section 4.20 of the Loan Agreement;

                  (d) any default under the Senior Loan Documents which is personal to the Company and not curable by Lender following a foreclosure of the collateral for the Loan;

                  (e) any default by Borrower under Section 5.13 of the Loan Agreement;

                  (f) any modification, amendment or other change in the Company's organizational documents or Borrower's organizational documents without the prior written consent of Lender except for such change as permitted under the Loan Agreement and the Senior Loan Documents;

                  (g) any modification, amendment or other change in the notice provisions under the Senior Loan Documents to eliminate Lender as a party to receive notices under the Senior Loan Documents or to change Lender's address thereunder without the prior written consent of Lender; or

                  (h) any termination, replacement or other change in the Property's property manager without the prior written consent of Lender, except when required by the Senior Loan.

References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this Article shall (x) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property, or (y) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this Article, or (z) release, relieve, reduce, waive, limit or impair in any way whatsoever any obligation of any party to the Indemnity and Guaranty Agreement and Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note.



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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS NOTE, THE SECURITY INSTRUMENT
OR ANY OF THE OTHER LOAN DOCUMENTS, LENDER SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHT WHICH LENDER MAY HAVE UNDER SECTION 506(a), 506(b), 1111(b) OR ANY OTHER PROVISIONS OF THE U.S. BANKRUPTCY CODE TO FILE A CLAIM FOR THE FULL AMOUNT OF THE INDEBTEDNESS EVIDENCED HEREBY OR SECURED BY THE SECURITY INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO REQUIRE THAT ALL COLLATERAL SHALL CONTINUE TO SECURE ALL OF THE INDEBTEDNESS OWING TO LENDER IN ACCORDANCE WITH THIS NOTE, THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS.

                       ARTICLE 4. DEFAULT AND ACCELERATION

                  (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").

                           ARTICLE 5. DEFAULT INTEREST

                  Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                              ARTICLE 6. PREPAYMENT

                  (a) The principal balance of this Note may be prepaid in whole or in part, upon not less than thirty (30) days and not more than forty (40) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date"), which Prepayment Date must be on or before the nineteenth (19th) day of a calendar month, and upon payment of:

                      (i) all accrued interest to and including the Prepayment
                          Date;



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                      (ii)  all interest which would have accrued on the
                            principal balance of this Note so prepaid after the Prepayment Date to and including the twentieth
                            (20th) day of the calendar month in which the Prepayment Date occurs (the "Interest Shortfall Payment");

                      (iii) in the case of a partial prepayment, the principal
                            amount so prepaid may only be $500,000.00 or a multiple thereof; and

                      (iv) in the case of a prepayment of the entire principal balance of this Note, all other sums due under this Note, the Security Instrument and all Other Security Documents.

                  (b) If any notice of prepayment is given under this Article 5, the principal balance of this Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

                  (c) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the Interest Shortfall Payment, if applicable. For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

                               ARTICLE 7. SECURITY

         This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean the Assignment of Interests and Security Agreement dated the date hereof given by Borrower to (or for the benefit of) Lender covering all of Borrower's ownership of Hallwood Hotels-OKC, Inc., a Delaware corporation (the "Property"). The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                  All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 8. SAVINGS CLAUSE

                  This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to



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pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                             ARTICLE 9. LATE CHARGE

                  If any sum payable under this Note is not paid on or prior to the seventh (7th) calendar day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                           ARTICLE 10. NO ORAL CHANGE

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 11. JOINT AND SEVERAL LIABILITY

                 If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 12. WAIVERS

                  Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate




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or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the limited liability company and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.)

                              ARTICLE 13. TRANSFER

                  Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                       ARTICLE 14. WAIVER OF TRIAL BY JURY

                  BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              ARTICLE 15. AUTHORITY

                  Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                           ARTICLE 16. APPLICABLE LAW

                  This Note shall be deemed to be a contract entered into pursuant to the laws of the Commonwealth of Virginia and shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Virginia without reference to conflicts of laws principles.




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                         ARTICLE 17. SERVICE OF PROCESS

                  (a) (i) Borrower will maintain a place of business or an agent for service of process in the Commonwealth of Virginia and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in the Commonwealth of Virginia, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

                      (ii) Borrower initially and irrevocably designates CT
                           Corporation System, with offices on the date hereof at 5511 Staple Mill Road, Richmond, VA 23228, to receive for and on behalf of Borrower service of process in the Commonwealth of Virginia with respect to this Note.

                  (b) With respect to any claim or action arising hereunder or under the Security Instrument or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the Commonwealth of Virginia and the United States District Court located in the Commonwealth of Virginia, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                            ARTICLE 18. COUNSEL FEES

                  In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                               ARTICLE 19. NOTICES

                  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the respective addresses set forth at the head of this Note or addressed as such party may from time to time designate by written notice to the other parties.



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

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                   "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in the Commonwealth of Virginia.

                            ARTICLE 20. MISCELLANEOUS

                  (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise.

                             ARTICLE 21. DEFINITIONS

                  The terms set forth below are defined in the following Sections of this Note:

                  (a) Applicable Interest Rate: Article 2;

                  (b) Borrower: Preamble, Articles 6 and 11;

                  (c) Business Day: Article 18;

                  (d) Debt: Article 3;

                  (e) Default Prepayment: Article 5, Section (c);

                  (f) Default Rate: Article 4;

                  (g) Event of Default: Article 3;

                  (h) Interest Shortfall Payment: Article 5, Subsection (a)(ii);

                  (i) Lender: Preamble and Article 6;

                  (j) LIBOR: Article 2;

                  (k) Loan: Article 1, Section (b);

                  (l) Maturity Date: Article 1, Section (b);

                  (m) Other Security Documents: Article 6;

                  (n) Prepayment Date: Article 5, Section (a);

                  (o) Security Instrument: Article 6.




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






                  IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.


                                   Borrower

                                   HALLWOOD HOTELS-OKC MEZZ, INC.,
                                   a Delaware corporation



                                   By:
                                       -------------------------------
                                       Melvin J. Melle
                                       Vice President

                                 ACKNOWLEDGMENT

STATE OF          )
                  )  SS.
COUNTY OF         )

         On ______________, before me, ________________, a Notary Public, personally appeared ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                          ------------------------------
                                Notary Public

                                                                  Loan No.: 9807



                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of this 11th day of September, 1998 between HALLWOOD HOTELS-OKC MEZZ, INC. a Delaware corporation ("Borrower"), whose address is 3710 Rawlins, Suite 1500, Dallas, Texas 75219 and Commercial Mortgage Investment Trust Inc., a Virginia corporation, whose address is 11601 Wilshire Boulevard, Suite 2440, Los Angeles, California 90025 ("Lender").

                                    RECITALS

         A. Lender has agreed to make a loan (the "LOAN") to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) (the note and all amendments thereto and substitutions therefor are hereinafter referred to as the "Note"). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

         B. Borrower is or on the Closing Date (as hereafter defined) will be the sole owner of Hallwood Hotels-OKC, Inc., Corporation (the "Company"). The Company owns certain real property described on Exhibit A hereto, located at 1815 South Meridian, Oklahoma City, Oklahoma 73108 commonly known as The Embassy Suites Hotel (the "Property").

         C. The Property and all other improvements now or hereafter located on the Property (the "Improvements") are collectively called the "Project".

         D. Borrower's obligations under the Loan will be secured by, among other things, a collateral assignment of its entire interest in the Company (collectively, the "Assignment"). This Agreement, the Note, the Assignment, the Environmental Indemnity (hereinafter defined) and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "Loan Documents."

         NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein the parties agree as follows:

                                   ARTICLE I.
                                    THE LOAN

         1.1. FUNDING. On the Closing Date, Lender shall disburse to Borrower the net proceeds of the Loan after deducting therefrom all costs, expenses, fees and charges of Lender payable by Borrower hereunder. "Closing Date" means the date of disbursement of the Loan proceeds.

         1.2. LOAN TERM. The Loan shall mature on October 1, 2005 (the "Maturity Date").

         1.3. INTEREST RATE. Borrower shall pay interest on the outstanding principal balance of the Loan at the rates set forth in the Note.

                                   ARTICLE II.
                                    SECURITY

         2.1. COLLATERAL. The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively the "Collateral"): (a) the Assignment, (b) the other Loan Documents, and (c) any other collateral or security described in this Agreement or required by Lender in connection with the Loan.

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

         Lender's obligation to disburse the Loan is subject to satisfaction of all of the following conditions.

         3.1. SENIOR LOAN.

         (a) The Company shall have obtained a loan (the "Senior Loan") in the principal amount of $17,250,000.00 from WMF Capital Corp. or its designee ("Senior Lender"). The Senior Loan shall (i) bear interest at a rate of not more than 7.50% per annum, (ii) have principal and interest payments which amortize principal based on a 25 year schedule, (iii) have a term of not less than ten
(10) years, and (iv) be secured by, among other things, a Mortgage encumbering the Project. Lender shall have received copies of all documents which evidence and secure the Senior Loan (collectively the "Senior Loan Documents"). The Senior Loan Documents shall not contain provisions cross-defaulting or cross-collateralizing the Senior Loan with any other loans.

         (b) Lender and Senior Lender shall have executed an agreement ("Recognition Agreement") agreeing and stating that: (i) the Senior Loan is not in default; (ii) that the granting of the Assignment does not constitute a default under the Senior Loan; (iii) Lender has the right (but not the obligation) to cure monetary defaults within the cure periods available to the Company under the Senior Loan Documents; (iv) a default of the Loan will not result in a default of the Senior Loan; and (v) Lender, or its designee, will be permitted to succeed to the Borrower's interests in the Company.

         The Senior Loan Documents and the Recognition Agreement shall be satisfactory to Lender in form and substance.

         3.2. LOAN DOCUMENTS. Lender shall have received the following Loan Documents, all in form and substance satisfactory to Lender:

         (a) the Note;

         (b) the Assignment of Interests and Security Agreement;

         (c) such Uniform Commercial Code financing statements as Lender may require;

         (d) a hazardous materials indemnity agreement (the "Environmental Indemnity");

         (e) an agreement of Hallwood Hotels, Inc. (the "Guarantor") regarding certain liability described therein;

         (f) an instruction letter to the financial institution holding the Project operating accounts in the form of Exhibit B hereto;

         (g) this Agreement; and

         (h) the Recognition Agreement.

         3.3. [INTENTIONALLY DELETED]

         3.4. APPRAISAL. Lender shall have received a copy of an appraisal report for the Property prepared for Senior Lender by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act. The FIRREA appraisal shall be acceptable to Lender.

         3.5. TITLE. Lender shall have received a copy of Borrower's title insurance policy, acceptable to Lender, subject only to exceptions to title approved by Lender and containing endorsements required by Lender including zoning, non-imputation, and extended coverage endorsements.

         3.6. ENVIRONMENTAL REPORT. Lender shall have received a Phase I Environmental audit of the Property. The audit shall (i) be addressed to Lender;
(ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

         3.7. LEASES. Lender shall have received and approved the leases of the Project ("Leases"). Borrower shall submit for Lender's approval the form lease the Company proposes to use, if any.

         3.8. ADDITIONAL ITEMS. Lender shall have received such other items as Lender may reasonably require.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the
Loan:

         4.1. BORROWER EXISTENCE. Borrower is the shareholder of Hallwood Hotels-OKC, Inc., a duly formed, validly existing and in good standing corporation under the laws of the State of Delaware with its principal place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219. Borrower is in good standing under the laws of the State of Oklahoma and is authorized to transact business in the State of Oklahoma. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower and the Guarantor, as the case may be, enforceable against Borrower and the Guarantor, as the case may be, in accordance with their respective terms.

         4.2. COMPANY AND GUARANTOR.

         4.2.1. COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at

3710 Rawlins, Suite 1500, Dallas, Texas 7219. Borrower is the sole owner of all interests in the Company.

         4.2.2. OWNERSHIP OF BORROWER. Hallwood Hotels Inc., a Delaware corporation owns all of the interests in Borrower and is the Guarantor herein.

         4.3. AUTHORITY. Melvin D. Melle shall have the authority to make all material business decisions (including a sale or refinance) for Borrower during the term of the loan pursuant to the Incorporation Documents.

         4.4. CORPORATE DOCUMENTS. A true and complete copy of the articles of incorporation, by-laws and resolutions of Borrower and all other documents creating and governing Borrower (collectively, the "Incorporation Documents") have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of Borrower relating to Borrower. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of Borrower. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

         4.5. OTHER AGREEMENTS. Borrower is not in default under any contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the other Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between Borrower and any affiliate related in any way to the Project and any other agreements materially affecting the use and operation of the Project.

         4.6. PROPERTY. Fee simple title to the Property is owned by the Company free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except for exceptions which have been approved in writing by Lender. To the best of Borrower's knowledge, the Project is in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Project and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. To the best of Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record, or other agreements relating to the Project or the Improvements, or any part thereof.

         4.7. PROPERTY ACCESS. The Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

         4.8. UTILITIES. All utility services necessary and sufficient for the use or operation of the Project are available including water, storm, sanitary sewer, gas, electric and telephone facilities.

         4.9. FLOOD HAZARDS/WETLANDS. The Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property.

         4.10. TAXES/ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes for 1998 not yet due or payable. Copies of the current general real estate tax bills with respect to the Project have been delivered to Lender. Said bills cover the entire Project and do not cover or apply to any other property. To the best of Borrower's knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

         4.11. EMINENT DOMAIN. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge, threatened, relating to the Project.

         4.12. LITIGATION. Except as set forth in Exhibit C, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to the Company, Borrower, any stockholder in Borrower, any Guarantor or any of their property, assets, or business, including the Project, which if decided adversely would affect the business, affairs, assets or financial condition of Borrower, Guarantor, the Project, or the prospects for repayment of the Loan.

         4.13. SENIOR LOAN DOCUMENTS. Borrower and Guarantor have furnished Lender with a true and complete copy of all documents relating to the Senior Loan and the Project.

         4.14. ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or Guarantor contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

         4.15. FOREIGN OWNERSHIP. Neither Borrower nor any Stockholder in Borrower nor any Guarantor is or will be, and no legal or beneficial interest of a stockholder in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

         4.16. SOLVENCY. Neither Borrower, nor the Company, nor any stockholder in Borrower, nor Guarantor is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

         4.17. FINANCIAL CONDITION/NO CHANGE. Borrower has heretofore delivered to Lender copies of the most current financial statements of Borrower, Guarantor, and the Company. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of the subject thereof as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of the subject thereof. The subject of such financial statements does not have any material contingent liabilities not provided for or disclosed in said financial statements. There has been no material adverse change since June 16, 1998 in the structure, business operations, credit, prospects or financial condition of the subject of such financial statements or the Project.

         4.18. BROKER. Borrower represents that L.J. Melody and Company is the only agent, broker, finder or other representative involved with arranging the Loan. Borrower has agreed to pay such party pursuant to a separate agreement. No other brokerage commission or finder's fee is owing to any other broker or finder arising out of any actions or activity of Borrower in connection with the Loan. Borrower shall indemnify and hold harmless Lender from and against any brokerage commission, finder's fee, or similar fee, commission or expense arising out of any actions or activity of Borrower in connection with the Loan.

         4.19. CASUALTY. There has been no damage or destruction of any part of the Improvements by fire or other casualty that has not been repaired. There are presently no existing defects in the Project and no repairs or alterations thereof are reasonably necessary or appropriate except for routine maintenance.

         4.20. SINGLE PURPOSE ENTITY. Borrower has not and shall not:

         (a) engage in any business or activity other than the ownership, operation and maintenance of its interest in the Company, and activities incidental thereto;

         (b) acquire or own any material assets other than its interest in the Company;

         (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

         (d) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its Incorporation Documents;

         (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

         (f) commingle its assets with the assets of any of its shareholders, officers, directors, members, partners, affiliates, principals or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery, invoices and checks;

         (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than related to the Senior Loan, except for trade payables in the ordinary course of its business of owning and operating its interest in the Company and the Property, provided that such debt is not evidenced by a note and is paid when due;

         (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

         (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, officers, directors, members, partners, principals and affiliates of Borrower, the affiliates of a shareholder, officer, director, member, partner or principal of Borrower, and any other person or entity;

         (j) enter into any contract or agreement with any shareholder, officer, director, member, partner, principal or affiliate of the Company, Borrower, or Guarantor, or any member, partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, officer, director, member, partner, principal or affiliate of the Company, Borrower, or Guarantor, or any shareholder, officer, director, member, partner, principal or affiliate thereof;

         (k) seek the dissolution or winding up in whole, or in part, of Borrower;

         (l) fail to correct any known misunderstandings regarding the separate identity of Borrower;

         (m) guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person;

         (n) make any loans or advances to any third party, including any member, shareholder, officer, director, partner, principal or affiliate of Borrower, or any shareholder, officer, director, member, partner, principal or affiliate thereof, and shall not acquire obligations or securities of any shareholder, officer, director, member, partner, principal or affiliate of Borrower, or any shareholder, officer, director, member, partner, or affiliate thereof;

         (o) fail to file its own tax returns, however, if consolidated tax returns are filed, the returns will reflect, by footnote or otherwise, that Borrower, the Company and the Return filer are separate entities;

         (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any shareholder, officer, director, member, partner, principal or affiliate of Borrower, or any shareholder, officer, director, member, partner, principal or affiliate thereof);

         (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

         (r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

         (s) share any common logo with or hold itself out as or be considered as a department or division of (i) any shareholder, officer, director, partner, principal, member or affiliate of Borrower, (ii) any affiliate of a shareholder, officer, director, partner, principal or member of Borrower, or (iii) any other person or entity;

         (t) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

         (u) pledge its assets for the benefit of any other person or entity, other than with respect to the Senior Loan; or

         (v) fail to maintain a sufficient number of employees in light of its contemplated business operations.

                                   ARTICLE V.
                              AFFIRMATIVE COVENANTS

         5.1. PAYMENT OF INDEBTEDNESS; PERFORMANCE OF OBLIGATIONS. Borrower shall promptly pay when due all payment obligations of Borrower to Lender (collectively, the "Indebtedness") and shall promptly perform all other obligations of Borrower to Lender.

         5.2. TAXES AND OTHER OBLIGATIONS. Except as provided in subsection (b) below, Borrower shall cause the Company to pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Project (collectively, "Charges"). The Company shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges, so long as: (a) Borrower has given prior written notice to Lender of the Company'S intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) the Charges or lien created are bonded or insured over by the title insurance company or the Company has posted security therefor in accordance with the provisions of the Senior Loan Documents and in a manner acceptable to Lender. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

         5.3. INSURANCE. Borrower shall cause the Company to keep the Project insured, and to maintain general liability coverage and such other coverages required by the Senior Loan Documents and as otherwise required by Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender.

         5.4. CONDEMNATION. Borrower shall within three (3) business days of the Company's receipt of notice thereof, notify Lender of any action or proceeding relating to any condemnation or other taking of the Project, or part thereof, and Borrower shall, after consultation with and subject to Lender's written approval, cause the Company to appear in and prosecute any such action or proceeding and/or settle or compromise any claim in connection therewith.

         5.5. PRESERVATION AND MAINTENANCE OF THE PROJECT. Borrower shall: (a) not permit the Company to commit waste or permit impairment or deterioration of the Project; (b) not permit the Company to abandon the Project; (c) cause the Company to keep the Project in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Project to the equivalent of its original condition; and (d) give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Project, the security granted by the Loan Documents or the rights or powers of Lender. Borrower shall not permit the Company to remove, demolish or alter any Improvement on the Property.

         5.6. INSPECTION. Subject to the rights of tenants under Lender approved Leases, Lender and its authorized agents may enter upon and inspect the Project at all reasonable times upon notice given orally or in writing.

         5.7. BOOKS AND RECORDS/AUDITS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project and to provide the financial statements required to be provided to Lender pursuant to Section 5.8 below and copies of all written contracts, correspondence, reports of Senior Lender's independent consultant, and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation equal to or greater than the greater of: (i) five percent (5%); or (ii) $5,000 more than any computation submitted by Borrower.

         5.8. FINANCIAL STATEMENTS; BALANCE SHEETS. Borrower shall furnish to Lender and shall cause its stockholder, the Company, and Guarantor to furnish to Lender such financial statements and other financial information as Lender may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of the subject thereof at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause Guarantor to furnish to Lender the following statements:

              5.8.1. MONTHLY AND ANNUAL OPERATING STATEMENTS. Statements of the operation of the Project (including a current rent roll, monthly operating statements, monthly delinquency reports and a monthly schedule of delinquency of receipts and payments) as of the last day of each month, to be delivered within 20 days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project, to be delivered within 90 days after the end of each fiscal year and certified by Borrower as true, correct, and complete.

              5.8.2. ANNUAL BALANCE SHEETS AND FINANCIAL STATEMENTS. Annual balance sheets and financial statements from Borrower, its stockholder, the Company, and Guarantor, within 90 days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated. At Lender's request, such financial statements shall include, specific information concerning the subject's other real estate holdings, including property income and expenses, debt service requirements and occupancy).

              5.8.3. AUDITS. If Borrower fails to furnish or cause to be furnished promptly any report required by this Section 5.8, or if Lender reasonably deems such reports to be unacceptable, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower, stockholder and/or Guarantor which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the default rate contained in the Note.

         5.9. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

         5.10. NOTICE OF LITIGATION, DEFAULT OR EQUITY CONTRIBUTION. Borrower shall promptly provide Lender with:

         (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's or Guarantor's knowledge, threatened against or relating to Borrower, the Company, stockholder, Guarantor, the Collateral or the Project;

         (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by the Company, Borrower or Guarantor relating to the Collateral or the Project;

         (c) written notice of any default under the Senior Loan Documents within five (5) days of Borrower's actual knowledge of such default and, if the Company has received written notice of default from Senior Lender, a copy of such notice;

         (d) prior written notice of any capital or other equity contributions to or distributions from Borrower.

         5.11. AFFILIATE TRANSACTIONS. Prior to the Company or Borrower entering into any agreement with an Affiliate, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender, in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate same upon Lender's (or its designee's) acquisition of the Borrower's shares of the Company through foreclosure, an assignment-in-lieu of foreclosure, UCC sale or otherwise.

         "AFFILIATE" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "PERSON"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower, the Company or Guarantor; any officer, director, partner, member or shareholder of such Borrower, the Company or Guarantor; and any relative of any of the foregoing. The term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         5.12. [INTENTIONALLY DELETED]

         5.13. LOCKBOX.

         The deposit account for the Property shall be initially established for the benefit of Borrower and Lender. If the net income from the Project for any calendar quarter as reflected in the financial statements of the Company and the Project ("Financial Statements") which the Company is obligated to provide pursuant to the Senior Loan Documents is less than 1.1 times the combined debt service payments due under the Loan and the Senior Loan, or in the event of a default under the Loan Documents, Borrower shall cause the Company to cause the financial institution holding the operating accounts for the Project to convert such accounts into an account of the Company under the sole dominion and control of Lender and any servicer or other designee of Lender (the "Lockbox Account"). Borrower shall cause the Company to grant to Senior Lender a lien on and security interest in the Lockbox Account, and to Lender a subordinate lien on and security interest in the Lockbox Account subject and subordinate only to a prior security interest in favor of Senior Lender. Further, in such event, Borrower shall cause the Company to (a) direct all tenants of the Project to pay directly into the Lockbox Account all rents, additional rents, percentage rents and all other sums due under their leases, (b) immediately deposit into the Lockbox Account all rents and revenues it shall receive from the Project and (c) instruct the property manager, if any, to immediately deposit into the Lockbox Account all rents and other revenues it shall receive from the Project. Any sums so deposited into the Lockbox Account shall be disbursed on a monthly basis first to pay all amounts due under the Senior Loan (including the Impound Account and Repair and Remediation Reserve); second to pay all costs and expenses incurred by the Company in connection with the ownership, operation or maintenance of the Project, to the extent set forth in a Project budget approved by Lender; and third to the payment of principal and interest on the Loan in accordance with the provisions of the Note; and the balance, if any, on deposit in the Lockbox Account shall be paid to the Company. Thereafter, if net income of the Project for two consecutive calendar quarters as reflected on the Financial Statements is equal to or greater than 1.1 times the combined debt service payments due under the Loan and the Senior Loan, Lender shall discontinue the Lockbox Account. This cycle of instituting the Lockbox Account and thereafter discontinuing it shall continue as appropriate when and if the foregoing conditions for each event are satisfied during the term of the Loan. Borrower shall cause the Company to send copies of the Financial Statements to Lender at the same time they are sent to Senior Lender under the Senior Loan Documents.

         5.14. NOTICE PROVISIONS. Borrower shall cause all notice provisions under the Senior Loan Documents to add Lender's name and address as part of the Company's address for notices such that the Senior Loan Documents require the concurrent delivery to Lender of a copy of any notice or demand delivered to the Company thereunder.

                                   ARTICLE VI.
                               NEGATIVE COVENANTS

         6.1. NO AMENDMENTS. Borrower shall not and shall not permit the Company to:

         (a) materially amend or modify Lender's approved form of lease for the Project without Lender's written consent;

         (b) suffer or permit the amendment or modification of Borrower's Incorporation Documents;

         (c) make or enter into any changes to the terms of the Senior Loan Documents without Lender's prior consent; or

         (d) modify, amend or change any notice provision of the Senior Loan Documents to eliminate Lender as a party to receive notices under the Senior Loan Documents or change the address of Lender thereunder without the prior written consent of Lender.

         6.2. LEASES. Borrower shall not permit the Company without Lender's prior written consent to enter into any lease or other rental or occupancy arrangement or concession agreement with respect to the Project unless on a form previously approved by Lender.

         6.3. TRANSFERS OF THE PROPERTY OR OWNERSHIP INTEREST IN BORROWER. Neither Borrower nor Guarantor shall (a) create or permit the creation of any new ownership interest in Borrower, any stockholder in Borrower or any Guarantor, or (b) sell, transfer or assign (i) all or any part of the Project; or (ii) any ownership interests in Borrower, any stockholder of Borrower or any Guarantor (including any interest in the profits, losses or cash distributions in any way relating to the Project or Borrower).

         6.4. NO ADDITIONAL LIENS, ENCUMBRANCES OR INDEBTEDNESS. Borrower covenants not to grant or permit or allow the Company to grant or permit the filing of any lien or encumbrance on the Project or the Collateral, other than those created by the Senior Loan Documents, without the prior written consent of Lender; provided, however, the Company may, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if (a) Borrower has given prior written notice to Lender of the Company intent to so contest, (b) such contest stays the enforcement of the contested lien, and (c) the contested lien is bonded or insured over by the title insurance company or the Company has posted security therefor in accordance with the provisions of the Senior Loan Documents and in a manner acceptable to Lender.

         6.5. NO ADDITIONAL INDEBTEDNESS. Except as expressly permitted under this Agreement, Borrower shall not, without Lender's prior written consent, incur additional indebtedness, except for trade payables in the ordinary course of business.

         6.6. PERSONAL PROPERTY. Neither Borrower nor the Company shall, without the prior written consent of Lender, sell, assign, transfer, remove or permit to be removed from the Project any personal property owned by Company or Borrower now or at any time located at or used in connection with the construction, operation, repair or replacement of the Project ("Personal Property"). So long as no Event of Default exists, the Company may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Project, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property.

         6.7. USE OF PROPERTY; IMPROVEMENTS. Borrower shall not permit changes in the plat of subdivision, zoning classification or use of any part of the Project without Lender's written consent.

         6.8. NO COMMINGLING FUNDS. Neither Borrower nor the Company shall commingle the funds related to the Project with funds from any other property.

         6.9. PROPERTY MANAGER. Neither Borrower nor the Company shall change the Project manager or amend or terminate the management contract for the Project without Lender's prior written consent, which shall not be unreasonably withheld.

         6.10. SENIOR LOAN DOCUMENTS. Borrower shall fully and timely comply with all of the terms and provisions of the Senior Loan Documents.

                                  ARTICLE VII.
                 EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS

         7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

         (a) Failure of Borrower to pay, on the due date, any of the Indebtedness, including any payment due under the Note or this Agreement; or

         (b) Failure of Borrower to strictly comply with Sections 5.4 (insurance), 5.7 (inspection), 6.3 (prohibition on transfers), 6.4 (no additional liens), and 4.20 (single asset entity) of this Agreement; or

         (c) Breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within sixty (60) days after the original notice thereof), Borrower shall not be in default hereunder; or

         (d) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Borrower or any Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

         (e) The occurrence of a default and the expiration of any cure period applicable thereto under any other Loan Document; or

         (f) Borrower or the Company shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

         (g) Any statement, report or certificate made or delivered to Lender by Borrower or the Company or any Guarantor is not materially true and complete as of the date thereof; or

         (h) The occurrence of a default under the Senior Loan Documents and the expiration of any applicable cure period.

         7.2. ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan

Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1. BORROWER AND LIEN NOT RELEASED. Without affecting the liability of Borrower, any Guarantor or any other person liable for the payment of the Indebtedness, and without affecting Lender's rights under this Agreement, Lender may, from time to time and without notice to any lien holder or holder of any other right or other interest in and to the Project: (a) release any person so liable; (b) waive or modify any provision of this Agreement or the other Loan Documents or grant other indulgences; (c) take additional security for any obligation herein mentioned; or (d) subordinate its rights under any of the Loan Documents.

         8.2. EXPENDITURES AND EXPENSES. Borrower shall pay all reasonable "Costs" incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Note until paid. For the purposes hereof "Costs" means all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of the interests of Borrower in Company the true condition of the title to, or the value of, the Project.

         8.3. DISCLOSURE OF INFORMATION. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any sale of the interest of Borrower in Company) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, the Guarantor or any third party or obtained as a result of any environmental assessments. Borrower, the Company and the Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower, the Company and the Guarantor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

         8.4. SALE OF LOAN. Lender, at any time and without the consent of Borrower or the Guarantor, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

         8.5. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Indebtedness, nor shall Lender's receipt of any awards, proceeds or damages pursuant to Section 5.4 hereof operate to cure or waive Borrower's or Guarantor's default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

         8.6. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

         8.7. GOVERNING LAW; SEVERABILITY. The Loan Documents shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, except that the provisions of the Uniform Commercial Code shall be applicable to the creation, perfection and enforcement of the lien created by the Assignment. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

         8.8. RELATIONSHIP. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

         8.9. INDEMNITY. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, any Guarantor, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of the Assignment.

         8.10. NOTICE. Any notice or other communication required or permitted to be given shall be given in accordance with the Note.

         8.11. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; AND CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and the Guarantor, subject to the provisions of this Agreement. All covenants and agreements of Borrower and the Guarantor shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

         8.12. TERMS AND USAGE. As used in the Loan Documents "business day" means any day, other than a Saturday or a Sunday, when banks in Virginia are not required or authorized to be closed.

         8.13. LOSS OF NOTE. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

         8.14. TIME OF ESSENCE. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreement contained herein and therein.

         8.15. VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COMMONWEALTH OF VIRGINIA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O CT CORPORATION SYSTEM, 5511 STAPLE MILL ROAD, RICHMOND, VIRGINIA 23228, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN VIRGINIA BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT IN THE COMMONWEALTH OF VIRGINIA ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS SECTION.

         8.16. JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY

MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         8.17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

         8.18. FINAL AGREEMENT/MODIFICATION. This Agreement, together with the other Loan Documents, represents the entire agreement among Borrower, Guarantor and Lender and supersedes all prior agreements among the parties with respect to the Loan. This Agreement and the other Loan Documents may only be modified by written instrument executed by the applicable parties.

         The parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                              BORROWER:

                              HALLWOOD HOTELS-OKC MEZZ, INC.,
                              a Delaware corporation

                              By:
                                  ------------------------------
                                  Melvin J. Melle
                                  Vice President


                              LENDER:

                              COMMERCIAL MORTGAGE INVESTMENT TRUST,
                              INC., a Virginia corporation

                              By: WMF Carbon Mesa Advisors, Inc.,
                                  Its Manager

                                  By:
                                      --------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                                                      SCHEDULE 1


                             FORM OF ACKNOWLEDGMENT

                                     [DATE]

Company

LENDER

                  Reference is made to that certain Clearing Bank Instruction Letter dated ________ ___, 199__ (the "Instruction Letter") from ___________________ ("the ________"). I, the instructions set forth in the
Instruction Letter and notice of the pledges and security interest described therein. The Bank hereby agrees to perform the instructions set forth in the Instruction Letter for the benefit of _____________________, its successors and assigns, (the "Lender").

                  [BANK]

                  By:
                      ---------------------------
                      Name:
                      Title

LOCK BOX ADDRESS:

---------------------------------

---------------------------------

---------------------------------

                                                                      SCHEDULE 1


                             FORM OF ACKNOWLEDGMENT

                                     [DATE]

Company

LENDER

                  Reference is made to that certain Clearing Bank Instruction Letter dated ________ ___, 199__ (the "Instruction Letter") from ___________________ ("the ________"). I, the instructions set forth in the
Instruction Letter and notice of the pledges and security interest described therein. The Bank hereby agrees to perform the instructions set forth in the Instruction Letter for the benefit of _____________________, its successors and assigns, (the "Lender").

                  [BANK]

                  By:
                      ---------------------------
                      Name:
                      Title

LOCK BOX ADDRESS:

---------------------------------

---------------------------------

---------------------------------

                                    EXHIBIT C

                                  [LITIGATION]

                                    EXHIBIT B

                          [CLEARING BANK INSTRUCTIONS]